Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

BETWEEN

MARSHALL EDWARDS, INC., AS BUYER,

NOVOGEN LIMITED, AS SELLER PARENT,

AND

NOVOGEN RESEARCH PTY LIMITED, AS SELLER

DATED AS OF DECEMBER 21, 2010

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of December 21, 2010, is entered into by Marshall Edwards, Inc., a Delaware corporation (“Buyer”), Novogen Limited, a public company limited by shares and incorporated under the laws of New South Wales, Australia (“Seller Parent”), and Novogen Research Pty Limited, a proprietary limited company incorporated under the laws of Australia and a wholly-owned subsidiary of Seller Parent (“Seller” and together with the Seller Parent, the “Seller Parties” and each individually, a “Seller Party”).

RECITALS

WHEREAS, Seller Parent owns directly or through one or more Affiliates, including Seller, certain assets (collectively, the “Purchased Assets”) used in or generated under or in connection with the discovery, development, manufacture and marketing of intellectual property and products based on the field of isoflavonoid technology and on compounds known as isoflavones, including those related to the drug candidates Phenoxodiol, Triphendiol, NV-143 and NV-128 (such technology, compounds and drug candidates collectively, the “Technology”);

WHEREAS, subject to the terms and conditions of this Agreement, Seller Parent (to the extent it holds any Purchased Assets) and Seller desire to transfer, and Seller Parent desires to cause Seller to transfer to Buyer and Buyer desires to acquire the Purchased Assets;

WHEREAS, pursuant to the License Agreements (as defined herein), Seller has granted to Marshall Edwards Pty Limited, a proprietary limited company incorporated under the laws of Australia and wholly-owned subsidiary of Buyer (“Buyer Licensee”) an exclusive license and provided certain services to Buyer and Buyer Licensee, in each case, with respect to certain of its patent rights and intellectual property know-how in order to develop, market and distribute compounds and products related to the Technology;

WHEREAS, Buyer, Seller Parent and Seller desire to terminate the License Agreements in accordance with Section 5.13 and upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, in consideration for the Purchased Assets and termination of the License Agreements, Buyer desires to issue to Seller Parent (on behalf of Seller), and Seller Parent wishes to acquire 1,000 shares of Buyer’s newly-designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Buyer to enter into this Agreement, Seller Parent has executed and delivered a voting agreement (the “Voting Agreement”) pursuant to which following the execution and delivery of this Agreement, Seller Parent shall be present at the Special Meeting (as defined herein) in order to constitute a quorum therefor and to vote the shares of Common Stock owned by Seller Parent at the Special Meeting (as defined herein) in favor of this Agreement and the transactions contemplated herein.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1. Definitions. As used herein, the following terms have the following meanings:

“AAA” has the meaning set forth in Section 8.11.

“AAA Rules” has the meaning set forth in Section 8.11.

“Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before or otherwise involving any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such first Person. For purposes of this definition, a Person shall be deemed, in any event, to control another Person if it (a) owns or controls, directly or indirectly, or has the ability to direct or cause the direction or control of, more than 50% of the voting equity of the other Person, or (b) has the ability to direct, cause the direction of, or control the actions of such other Person, whether through direct or indirect ownership of voting equity, by Contract or otherwise. Except as otherwise indicated in this Agreement, no reference to “Affiliate” with respect to Seller Parent or Seller shall include Buyer or any of its subsidiaries and no reference to “Affiliate” with respect to Buyer shall include Seller or Seller Parent or any of their respective subsidiaries.

“Agreement” has the meaning set forth in the preamble hereof.

“Allocation Schedule” has the meaning set forth in Section 2.6(b).

“Applicable Law” means any applicable federal, state, local or foreign constitution, treaty, law, statute, ordinance, rule, regulation, interpretation, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order of any Governmental Authority, the terms of any Permit, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority.

“Assumed Liabilities” has the meaning set forth in Section 2.3(a).

“Books and Records” means all books, records, files (including data files) and documents, including financial, research and development and expense records, correspondence, agreements, and, to the extent not originals, true and complete copies of all files relating to the filing, prosecution, issuance, maintenance, enforcement or defense of any Patents, Patent applications, Trademarks, Copyrights or other Intellectual Property, including file wrappers, written third party correspondence, records and documents related to the Exploitation of the

Technology, including laboratory notebooks (including all Information and Inventions contained therein), manufacturing records, procedures, tests, laboratory and animal study reports, dosage information, criteria for patient selection, safety and efficacy reports, and study protocols, investigators brochures and all pharmacovigilence and other safety records) in all forms, including electronic, in which they are stored or maintained, and all data and information included or referenced therein, in each case that are owned or Controlled by or in the possession of Seller Parent, Seller or any of their respective Affiliates, as applicable.

“Business Day” means any day excluding Saturdays, Sundays and any day that is a legal holiday under the laws of the United States or that is a day on which banking institutions located in New York, New York are authorized or required by Applicable Law or other governmental action to close.

“Buyer” has the meaning set forth in the preamble hereof.

“Buyer Licensee” has the meaning set forth in the recitals hereof.

“Buyer Shareholder Approval” means such approval as may be required by the applicable rules and regulations of any securities exchange upon which the Common Stock is traded or the Delaware General Corporation Law from (a) Seller Parent and (b) the majority of other shareholders of Buyer (other than Seller Parent) with respect to this Agreement and the transactions contemplated herein.

“Certificate of Designation” means the Series A Preferred Convertible Certificate of Designation to be filed prior to the Closing by Buyer with the Secretary of State of Delaware in the form of Exhibit A attached hereto.

“Change in Control” has the meaning set forth in Section 5.14(b).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of Buyer, par value $0.00000002 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Compound” means any small molecule drug, therapeutic protein (including antibody) or other composition of matter that has activity (whether as an agonist, antagonist, modulator or otherwise) with respect to, or otherwise relates to, the Exploitation of the Technology.

“Consent” means, with respect to a Contract or a Permit, any consent or approval of any Person other than either party to this Agreement that, in accordance with the terms of such Contract or Permit, is required to be obtained for the assignment thereof to Buyer.

“Contracts” means contracts, commitments, arrangements, agreements, leases, subleases, licenses, sublicenses and any other understandings.

“Control” including its various tenses and derivatives (such as “Controlled” and “Controlling”) means (a) when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by Contract or otherwise, (b) when used with respect to any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security, and (c) when used with respect to any item of Intellectual Property, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Intellectual Property.

“Conversion Milestone” means that a Phase II clinical trial involving the Technology and the Seller Intellectual Property have achieved a statistically significant result (p=0.05 or less) or a first patient is enrolled in a Phase III clinical trial involving the Technology and the Seller Intellectual Property, whichever is earlier.

“Conversion Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Shares in accordance with the terms of this Agreement and the Certificate of Designation, as adjusted therein.

“Copyrights” means (a) all copyrights (including copyrights in any package inserts, marketing or promotional materials or other text provided to prescribers or consumers), whether registered or unregistered throughout the world; (b) any registrations and applications therefor; (c) works of authorship (whether published or unpublished), translation, adaptations, derivations and combinations therefor, publications, documentation, website content, rights in fonts and typefaces, and rights to databases of any kind under the Applicable Laws of any jurisdiction; (d) all rights and priorities afforded under any international treaty, convention or the like; (e) all extensions and renewals thereof; (f) the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages (including attorneys’ fees), and proceeds of suit; and (g) any rights similar to the foregoing in any country, including moral rights.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Distribution” means any and all activities related to the distribution, marketing, promoting, offering for sale and selling of any product, including advertising, detailing, educating, planning, promoting, conducting reporting, storing, handling, shipping and communicating with Governmental Authorities and third parties in connection therewith.

“Dollars” or “$” means United States dollars.

“Disclosure Schedules” has the meaning set forth in the preamble to Article III.

“Dispute” has the meaning set forth in Section 8.11.

“EMA” or “EMEA” or means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.3(b).

“Exploit” or “Exploitation” means to make, have made, import, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, optimization, importation, exportation, transportation, Distribution, commercialization, promotion and marketing activities related thereto.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Field” means the discovery, research, development, commercialization or other Exploitation of any Compound that has demonstrated therapeutic, prophylactic or diagnostic potential (whether as an agonist, antagonist, modulator or otherwise) with respect to (a) the Exploitation of the Technology or (b) the treatment, prevention or diagnosis of any disease, condition or disorder through isoflavones.

“Form S-4” has the meaning set forth in Section 5.3(a).

“GAAP” means generally accepted accounting principles as employed in the United States of America or Australia, consistently applied.

“Good Laboratory Practices” means the standards and methods set forth in 21 C.F.R Part 58, as amended.

“Good Manufacturing Practices” means standards and methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packaging, testing or holding of a drug to assure that such drug meets the requirements of Applicable Law and other requirements of any Governmental Authority as to safety, identity and strength, and meets the quality and purity characteristics that it purports or is represented to possess.

“Governmental Authority” means any federal, state, local or foreign government, legislature, governmental or administrative agency, department, commission, bureau, board, instrumentality, self-regulatory association or authority, court or other authority of tribunal of competent jurisdiction (including any arbitration or other alternative dispute forum), or any other governmental authority or instrumentality anywhere in the world.

“Improvement” means any modification, variation or revision to a Compound, or technology or any discovery, technology, device, process or formulation related to such Compound, or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of such Compound, or technology, any discovery or development of any new or expanded indications for such Compound, or technology, or any discovery or development that improves the stability, safety or efficacy of such Compound, or technology or would, if commercialized, replace or displace such Compound, or technology.

“Indebtedness” of any Person means: (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for money borrowed or (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (c) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (e) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (f) the liquidation value, accrued and unpaid dividends, prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person; (g) all obligations of the type referred to in the immediately preceding clauses (a) through (f) of any Person for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (h) all obligations of the type referred to in the immediately preceding clauses (a) through (g) of any Person secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnified Party” has the meaning set forth in Section 7.6(a).

“Indemnifying Party” has the meaning set forth in Section 7.6(a).

“Information and Inventions” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology, pre-clinical and clinical trial results, Manufacturing procedures, test procedures and purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements, whether to the foregoing or otherwise, and other discoveries, developments, inventions, and other Intellectual Property (whether or not confidential, proprietary, patented or patentable), but excluding the Regulatory Documentation.

“Insolvency Event” means, for a body corporate, being in liquidation or provisional liquidation or under administration, having a controller (as defined in the Corporations Act), receiver, manager, statutory manager or trustee or analogous person appointed to it or any of its property, being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, the taking of any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act), entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

“Intellectual Property” means all intellectual property rights, whether registered or unregistered, including (a) Patents, (b) Information and Inventions, (c) Trademarks, (d) Copyrights, (e) domain names, URLs and any other addresses for use on the Internet or any other computer network or communication system, (f) other intellectual property rights, including confidential information, trade secrets, and similar proprietary rights in confidential inventions, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, formulations and specifications, (g) all completed or pending registrations, renewals or applications for registration or renewal of any of the foregoing, (h) copies and tangible embodiments of any of the foregoing (in whatever form or media) and (i) other tangible and intangible information or material.

“Inventory” has the meaning set forth in Section 2.2(a)(iii).

“Joint Proxy Statement” has the meaning set forth in Section 5.3(a).

“Knowledge” means when used with respect to Seller Parent or the Seller Parties, the actual knowledge of those individual directors and officers of Seller Parent who held any such position prior to September 20, 2010.

“License Agreements” means collectively and along with any other agreements related thereto that certain (a) License Agreement, dated as of August 4, 2009, between Seller and Buyer Licensee, (b) License Agreement, dated as of May 12, 2006, between Seller and Buyer Licensee, (c) Amended and Restated License Agreement, dated as of September 23, 2003, between Seller and Buyer Licensee and (d) Amended and Restated Services Agreement, dated as of September 24, 2003, among Seller Parent, Buyer and Buyer Licensee and includes certain services provided to Buyer and Buyer Licensee, in each case.

“Lien” means any lien (statutory or otherwise), security interest, pledge, hypothecation, mortgage, assessment, lease, claim, levy, license, defect in title, charge, or any other third party right, license or property interest of any kind, or any conditional sale or other title retention agreement, right of first option, right of first refusal or similar restriction, any covenant not to sue, or any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership or any agreement to give any of the foregoing in the future or similar encumbrance of any kind or nature whatsoever.

“Losses” has the meaning set forth in Section 7.2.

“Manufacture” and “Manufacturing” means, with respect to a product or compound, the manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

“Medical Product Regulatory Authority” means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals, medical products, biologics or biopharmaceuticals, including the FDA, TGA, and the EMEA.

“Non-Assignable Right” has the meaning set forth in Section 2.5 (a).

“Option” has the meaning set forth in Section 5.14(a).

“Option Price” has the meaning set forth in Section 5.14(a)

“Order” means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental Authority (in each such case whether preliminary or final).

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications described in clauses (a) and (b), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (b) and (c); (e) any and all causes of action, claims, demands or other rights occasioned from or because of any and all past, present and future infringement of any of the foregoing, including all rights to recover damages (including attorneys’ fees), profits and injunctive or other relief for such infringement; and (f) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

“Patent Recording Contribution” has the meaning set forth in Section 5.11.

“Permits” means all licenses, permits, construction permits, approvals, concessions, franchises, certificates, consents, qualifications, registrations, privileges and other authorizations and rights, including the Regulatory Approvals, from or issued by any Governmental Authority held by Seller (or its Affiliates, as applicable) that relate primarily or exclusively to any Compound or the Exploitation of the Technology, together with any renewals, extensions, or modifications thereof and any additions thereto.

“Person” means a human being, labor organization, partnership, firm, enterprise, association, joint venture, corporation, limited liability company, cooperative, legal representative, foundation, society, political party, estate, trust, trustee, trustee in bankruptcy, receiver or any other organization or entity whatsoever, including any Governmental Authority.

“Preferred Shares” has the meaning set forth in the recitals hereof.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchased Assets” has the meaning set forth in the recitals hereof.

“Regulatory Approval” means, with respect to any country, any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Governmental Authority necessary or useful for the Exploitation of any Compounds in such country, including, where applicable, (a) approval of any form or dosage of pharmaceutical composition, preparation, therapy or diagnostic tool in finished form labeled and packaged for sale by prescription, over the counter or any other method for any use, including clinical trial usage, that contains therapeutic levels of a Compound; (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto); and (c) technical, medical and scientific licenses.

“Regulatory Documentation” means any and all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), and non-clinical and clinical study authorization applications or notifications (including all supporting files, writings, data, correspondence, studies and reports) prepared for submission to a Governmental Authority or research ethics committee with a view to the granting of any Regulatory Approval, and any correspondence to or with the FDA, EMEA, TGA or any other Medical Product Regulatory Authority with respect to the Compounds, or the Exploitation of the Technology (including minutes and official contact reports relating to any communications with any Medical Product Regulatory Authority), and all data contained in any of the foregoing, including regulatory drug lists, advertising and promotion documents, adverse event files, complaint files and Manufacturing records.

“Related Documents” means, other than this Agreement, all agreements, certificates and documents signed and delivered by either party in connection with this Agreement, including the Voting Agreement and all documents referred to in Sections 6.2(c), 6.2(e)(i)–(vi), 6.3(c) and 6.3(d)(i)–(ii).

“Research Tools” means those cDNAs, antibodies, cell lines, knock-out animals, assays and other tools included in the Seller Know-How or Seller Patents that are necessary or useful for the Exploitation of the Technology.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

“Seller” has the meaning set forth in the preamble hereof.

“Seller Intellectual Property” means the (a) Seller Patent Rights, (b) Seller Know-How, and (c) all other Intellectual Property Controlled by Seller or Seller Parent (or any of their respective its Affiliates) primarily or exclusively related to the Exploitation of the Technology or the Exploitation of Compounds.

“Seller Know-How” means all Information and Inventions developed by or at the request of, or in the possession or Control of, Seller, Seller Parent or any of their respective Affiliates as of the Closing Date relating to the conduct of the Exploitation of the Technology or the Exploitation of the Research Tools, Compounds or any Improvements thereto. Seller Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related to the Exploitation of the Technology or any Compound, (b) assays and biological methodology necessary or useful for the conduct of the Isoflavonoid Business or Exploitation of any Compound, and (c) any and all Information and Inventions with respect to any and all Compounds, or the Exploitation thereof, discovered or developed by or on behalf of any of the Seller Parties as of the Closing Date, that are not covered or claimed by the Seller Patent Rights.

“Seller Parent” has the meaning set forth in the preamble hereof.

“Seller Parties” has the meaning set forth in the preamble hereof.

“Seller Patent Rights” means those Patents that Seller or Seller Parent (or any of their respective Affiliates, as applicable) own, have under license, have a right to acquire (by option or otherwise) or otherwise Control, as of the Closing Date, that are necessary or useful for, or otherwise related to the Exploitation of Research Tools, Compounds or any Improvements thereto, or the conduct of the Exploitation of the Technology, or that claim or cover the Research Tools, Compounds, or any Improvements thereto, or that claim or cover the Exploitation thereof.

“Special Meeting” means an annual or special meeting of the Buyer’s stockholders called within 90 days of the date of this Agreement to obtain the Buyer Shareholder Approval.

“Seller Shareholder Approval” means such approval as may be required by the applicable rules and regulations of any securities exchange upon which the securities of Seller Parent are traded or the Applicable Laws of its jurisdiction of formation from its shareholders with respect to this Agreement and the transactions contemplated herein.

“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, abandoned property or escheat, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, and shall include any liability for Taxes of any other Person under Applicable Law, as a transferee or successor, by contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Technology” has the meaning set forth in the recitals hereof.

“Therapeutic Goods Administration” or “TGA” means the Australian regulatory authority, or any successor agency thereto.

“Trademark” means (a) any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol and (b) all registrations and applications for any of the foregoing; and (c) all rights and priorities connected with the foregoing afforded under Applicable Law.

“Transfer” has the meaning set forth in Section 5.5.

“Transfer Taxes” has the meaning set forth in Section 5.7(a).

“Voting Agreement” has the meaning set forth in the recitals hereof.

Section 1.2. Descriptive Headings; Certain Definitions.

(a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(b) Except as otherwise expressly provided in this Agreement or as the context otherwise requires, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (iii) a reference to any Contract includes supplements and amendments; (iv) a reference to an Applicable Law includes any amendment or modification to such Applicable Law; (v) a reference to a Person includes its successors, heirs and permitted assigns; (vi) a reference to one gender shall include any other gender; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the referenced Article, Section, Exhibit or Schedule of this Agreement; (viii) “hereunder,” “hereof,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision.

(c) The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

PURCHASE AND SALE

Section 2.1. Purchase and Sale of Purchased Assets; Purchase Price.

(a) Pursuant to the terms and subject to the conditions of this Agreement, at the Closing, each of Seller and Seller Parent (to the extent it holds any Purchased Assets) shall (and, as applicable, shall cause their respective Affiliates to) sell, convey, deliver, transfer and assign to Buyer, free and clear of all Liens and Buyer shall purchase, take delivery of and acquire from the Seller Parties (and their respective Affiliates, as applicable), all of the Seller Parties’ (and, as applicable, their respective Affiliates’) right, title and interest in, to and under all of the Purchased Assets.

(b) In consideration of the sale, conveyance, delivery, transfer, and assignment of the Purchased Assets to Buyer and the Seller Parties’ other covenants and obligations hereunder, at the Closing and pursuant to the terms and subject to the conditions hereof, Buyer shall (i) issue the Preferred Shares to Seller Parent (on behalf and at the direction of Seller) in accordance with Section 2.4 (and subject to Sections 5.14) of this Agreement and (ii) assume the Assumed Liabilities (the immediately preceding clauses (a) and (b) being the “Purchase Price”).

(c) Subject to the restrictions of Section 5.5, each of the Preferred Shares shall be convertible, at any time and from time to time at the option of Seller Parent, into 4,827 shares of Common Stock (subject to the applicable limitations set forth in the Certificate of Designations); provided that, in the event the Conversion Milestone is achieved prior to the conversion of all Preferred Shares, each of the Preferred Shares not already converted may be converted into 9,654 shares of Common Stock (subject to the applicable limitations set forth in the Certificate of Designations). Seller Parent shall effect conversions by providing Buyer with the form of conversion notice included in the Certificate of Designation which sets forth the totality of the procedures required of Seller Parent in order to convert any of the Preferred Shares. For the avoidance of doubt and except for Buyer’s obligation to honor conversions of the Preferred Shares in accordance with this Agreement and the terms of the Certificate of Designation, Buyer shall not have any covenant, agreement, duty or any other obligation with respect to meeting the Conversion Milestone or other actions with respect thereto, no such duties or obligations shall be implied by Applicable Law, and Seller Parent agrees not to assert in any Action in connection with this Agreement or the transactions contemplated hereby any such implied duty or obligation or other duty or obligation.

Section 2.2. Purchased Assets; Excluded Assets.

(a) Without limiting the generality of the definition of “Purchased Assets” set forth in the third recital to this Agreement, the Purchased Assets shall include all of Seller Parent’s and Seller’s (and, as applicable, their respective Affiliates’) right, title and interest in and to the following:

(i) all Seller Intellectual Property, including the registrations and applications listed on Schedules 3.5(a)(i), (ii) and (iii), and subject to any update pursuant to Section 2.5(c);

(ii) Books and Records and other originals of any tangible embodiments of Seller Intellectual Property, including original files of any Patents that have issued in any of the Seller Parties’ names or any of their respective Affiliates’ names;

(iii) Compounds and all right, title and interest in and to all inventory of any Compound in any of the Seller Parties’ (or their respective Affiliates’) possession or Control as of the Closing Date together with all work-in-progress, packaging and all bulk active pharmaceutical ingredient, if any, related to a Compound owned by any of the Seller Parties (or their respective Affiliates, as applicable) as of the Closing Date (collectively, the “Inventory”);

(iv) all rights in and to the Contracts set forth in Schedule 2.2(a)(iv) (collectively, the “Assumed Contracts”);

(v) Regulatory Documentation generated under or in connection with the Exploitation of the Technology, including original and, if available, electronic copies of all (A) clinical studies and tests and all data generated therefrom (including case report forms), (B) all correspondence and other documentation related to communications to or from Governmental Authorities and (C) all other supporting documentation and materials in the possession of the Seller Parties that would be necessary or useful to obtain or maintain Regulatory Approvals in connection with the Exploitation of the Technology or the Exploitation of Compounds;

(vi) Research Tools;

(vii) databases characterizing the Compounds, together with all information contained therein, including information regarding the structure of such Compounds and any isoflavone-related screening with respect to such Compounds;

(viii) all Permits and applications for any Permits, together with any renewals, extensions, or modifications thereof and additions thereto;

(ix) all prepayments, deposits, claims for refunds and prepaid expenses on hand and in accounts relating to the Purchased Assets or the Assumed Liabilities;

(x) all claims, counterclaims, credits, causes of action, choses in action, rights of recovery, and rights of indemnification or setoff against third parties and other claims arising out of or relating to any Purchased Assets or the Assumed Liabilities and all other intangible property rights that relate to any Purchased Assets or the Assumed Liabilities; and

(xi) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Closing.

(b) Notwithstanding Section 2.2(a), Buyer shall not acquire from Seller Parties pursuant to this Agreement any of the assets set forth on Schedule 2.2(b) of this Agreement (the “Excluded Assets”).

Section 2.3. Assumed Liabilities; Excluded Liabilities.

(a) Pursuant to the terms and subject to the conditions of this Agreement, at the Closing, the Seller Parties shall sell, convey, transfer and assign to Buyer, and Buyer shall assume from the Seller Parties, only the Assumed Liabilities. “Assumed Liabilities” means only, and only to the extent not excluded pursuant to Section 2.3(b), liabilities, obligations and commitments related to the Purchased Assets accruing with respect to the period commencing after the Closing Date but excluding any liability, obligation or commitment arising from or relating to any action of the Seller Parties on or prior to the Closing Date.

(b) Buyer expressly does not assume and shall not become liable to pay, perform or discharge, any liability, obligation or commitment whatsoever of the Seller Parties other than the Assumed Liabilities and all liabilities, obligations or commitments other than the Assumed Liabilities are referred to herein as the “Excluded Liabilities.” The Seller Parties shall remain responsible for the payment, performance and discharge when due, of all of the Excluded Liabilities. The Seller Parties shall pay, perform and discharge when due, all of the Excluded Liabilities.

Section 2.4. Closing. Pursuant to the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Morgan Lewis & Bockius, LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. local time within five Business Days after the date on which all conditions set forth in Article VI shall have been satisfied or waived, or such other time and place as Buyer and Seller Parent may agree to in writing (such date, the “Closing Date”). Subject to the fulfillment or waiver of the conditions to the Closing set forth in Article VI at the Closing, Buyer will deliver to Seller Parent on the Closing Date, the Preferred Shares, as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for the Purchased Assets.

Section 2.5. Procedures for Certain Purchased Assets Not Freely Transferable.

(a) If any property or right (other than the Permits) included in the Purchased Assets is not assignable or transferable to Buyer either by virtue of the provisions thereof or under Applicable Law without the Consent of one or more third Persons (each, a “Non-Assignable Right”), the Seller Parties shall use commercially reasonable efforts, at their sole cost and expense, to obtain such Consents. If any such Consent cannot be obtained prior to the Closing Date, then, notwithstanding anything to the contrary in this Agreement or any Related Document, (i) this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the Non-Assignable Right, and (A) the Seller Parties shall use their commercially reasonable efforts to obtain such Consent as soon as possible after the Closing Date and (B) Buyer shall cooperate, to the extent commercially reasonable, with the Seller Parties in their efforts to obtain such Consent; and (ii) at Buyer’s election, (A) the Non-Assignable Right shall be an Excluded Asset and Buyer shall have no obligation pursuant to Section 2.2(a) or Section 2.3(a) or otherwise with respect to any such Non-Assignable Right or any liability with respect thereto or (B) the Seller Parties shall use their commercially reasonable efforts to obtain for Buyer substantially all of the practical benefit and burden of such Non-Assignable Right, including by (1) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Buyer and Seller Parent and (2) subject to the consent and control of Buyer, enforcement, at the cost and for the account of Buyer, of any and all rights of the Seller Parties against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

(b) If any of the Permits included in the Purchased Assets are not assignable or transferable without obtaining a replacement Permit, then, notwithstanding anything to the contrary in this Agreement or any Related Document, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of any such Permit, and the Seller Parties shall cooperate with Buyer in its efforts to obtain a replacement Permit issued in Buyer’s name. If any replacement Permit cannot be obtained prior to the Closing Date, each of the Seller Parties shall allow Buyer to operate under its respective Permit, if permitted by Applicable Law or applicable Governmental Authorities, for a period of up to 90 days after the Closing (or such longer period as may be reasonably necessary for Buyer, using its commercially reasonable efforts, to obtain the replacement Permit).

(c) For 180 days after Closing, Buyer may identify any Patents owned by the Seller Parties or one of their respective Affiliates that Buyer reasonably believes satisfies the definition of “Seller Patent Rights” contained in this Agreement and request that Seller Parties or, if applicable, one of their respective Affiliates, assign such Seller Patent Rights to Buyer as a Purchased Asset and Seller and Seller Parent shall, or shall cause their respective and applicable Affiliate to, transfer such Seller Patent Rights, and any Patents related to such Seller Patent Rights by way of terminal disclaimers, to Buyers, which Patent or Patents shall be deemed Purchased Assets for all purposes of this Agreement.

Section 2.6. Intended Tax Treatment; Purchase Price Allocation.

(a) The Seller Parties and Buyer agree that the acquisition by Buyer of the Purchased Assets pursuant to this Agreement, in exchange for the Purchase Price, is to be treated for U.S. federal and relevant U.S. state and local income tax purposes as a taxable acquisition of the Purchased Assets by Buyer from Seller (and, to the extent Seller Parent holds any Purchased Assets, from Seller Parent) for consideration reflecting the fair market value of the Preferred Shares.

(b) On or before the Closing Date, the Seller Parties and Buyer shall jointly prepare a schedule allocating the Purchase Price among the Purchased Assets in accordance with section 1060 of the Code, including the regulations thereunder (the “Allocation Schedule”), it being understood that all of the Purchased Assets are expected to constitute “amortizable Section 197 intangibles” within the meaning of Section 197 of the Code. To the extent required by applicable Law, each of the Seller Parties and Buyer shall file all necessary Tax Returns and other forms to report the transactions contemplated herein for non-U.S. income Tax purposes in accordance with the final Allocation Schedule, and shall not take any position inconsistent with the Allocation Schedule (or any adjustment thereto), except to the extent required under Applicable Law. Any adjustment to the Purchase Price for the Purchased Assets shall be allocated as provided in Treasury Regulation Section 1.1060-1 and, in the event of such adjustment, the Seller Parties and Buyer shall revise and amend the Allocation Schedule and Form 8594 within 30 Business Days of such adjustment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER PARENT

Except as set forth in the schedules to this Agreement (collectively, the “Disclosure Schedules”), which shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules (or any other representation to which its application is readily apparent), Seller Parent represents and warrants to Buyer that each statement contained in this Article III is true and correct as of the date hereof and will be true and correct as of the Closing Date:

Section 3.1. Organization, Standing and Power. Each Seller Party is a corporate entity duly organized, validly existing under the laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 3.2. Authority; Binding Agreements. Except for the Seller Shareholder Approval, the execution and delivery by each Seller Party of this Agreement and the Related Documents to which it is or will become a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the applicable Seller Party. Each Seller Party has all requisite power and authority to enter into this Agreement and the Related Documents to which it is or will become a party and, except for the Seller Shareholder Approval, to consummate the transactions contemplated hereby and thereby, and this Agreement and such Related Documents have been, or upon execution and delivery thereof will be, duly executed and delivered by the applicable Seller Party. This Agreement and the Related Documents to which a Seller Party is or will become a party are, or upon execution and delivery by the applicable Seller Party thereof will be, the valid and binding obligations of such Seller Party, enforceable against such Seller Party in accordance with their respective terms.

Section 3.3. Conflicts; Consents. The execution and delivery by each Seller Party of this Agreement and the Related Documents to which it is or will become a party, the consummation of the transactions contemplated hereby and thereby and compliance by each Seller Party with any of the provisions hereof and thereof do not and will not:

(a) conflict with or result in a breach of the constitutive or organizational documents of the Seller Parties;

(b) conflict with, result in a default or give rise to any right of termination, cancellation, modification or acceleration under any note, bond, lease, mortgage, indenture, Permit, Contract or other instrument or obligation to which a Seller Party is a party, or by which a Seller Party or any of the Purchased Assets may be bound or affected except for (i) required Consents in respect of certain Assumed Contracts as set forth on Schedule 3.3(b)(i); and (ii) required Consents of, notifications to, or filings with, as applicable, any Governmental Authority in respect of certain Permits as set forth on Schedule 3.3(b)(ii);

(c) violate any Applicable Law relating to a Seller Party, the Exploitation of the Technology or any of the Purchased Assets;

(d) result in the creation or imposition of any Lien upon any Purchased Asset; or

(e) except for the Seller Shareholder Approval and all of the filings and other actions set forth on Schedule 3.3(b)(i) and Schedule 3.3(b)(ii), require any material notice to, filing with, authorization of, exemption by, or Consent of, any Person, including any Governmental Authority, including any foreign Governmental Authority, for the Seller Parties to transfer the Purchased Assets to Buyer and otherwise consummate the transactions contemplated hereunder.

Section 3.4. Title to Purchased Assets. Except as set forth on Schedule 3.4, (i) each Seller Party has good and marketable title to, or valid contract rights to, as applicable, all of the Purchased Assets free and clear of all Liens, and has the complete and unrestricted power and unqualified right to sell, convey, deliver, transfer and assign to Buyer, as applicable, the Purchased Assets; (ii) no Seller Party has received written notice that any Person has asserted a claim of ownership or right of possession or use in or to any of the Purchased Assets. Seller Parent or Seller is party to all of the License Agreements. Except pursuant to this Agreement, Seller Parent or Seller has not assigned, in full or in part, sublicensed or transferred any of the License Agreements or any rights, liabilities or obligations thereunder, or entered into any commitment, understanding, arrangement or any other agreement regarding the foregoing. At the Closing, Buyer will acquire from the Seller Parties, good and marketable title to, or valid contract rights to, as applicable, all of the Purchased Assets, free and clear of all Liens. Notwithstanding the foregoing, this Section 3.4 does not apply to Intellectual Property.

Section 3.5. Intellectual Property.

(a) Schedule 3.5(a)(i) sets forth a list of all Intellectual Property registrations and applications owned by Seller Parties included in the Purchased Assets, other than the Patents and Patent applications, registered Copyrights and all registered Trademarks (and Trademarks for which applications for registration have been filed) that are included in the Purchased Assets (which are set forth on Schedule 3.5(a)(ii)). Schedule 3.5(a)(ii) lists all of the Patents and Patent applications, registered Copyrights and all registered Trademarks (and Trademarks for which applications for registration have been filed) that are included in the Purchased Assets and owned by Seller Parties as of the date of this Agreement. Schedule 3.5(a)(iii) lists all invention disclosures included in Seller Intellectual Property and owned by Seller Parties or invented by any of Seller Parties’ respective officers, managers, directors, employees, contractors or consultants and which have not been disclosed in a Patent applications listed on Schedule 3.5(a)(ii). All Schedules referred to in this Section 3.5(a) are subject to updating pursuant to Section 2.5(c), provided that in no event shall any such update alter, modify or effect the rights and remedies of Buyer under Article VII of this Agreement.

(b) All Seller Intellectual Property is in good standing and all Patents, registered Trademarks and registered Copyrights included in Seller Intellectual Property are subsisting, valid and enforceable (or in the case of applications for Patents, are pending and in force). Each Seller Party has no Knowledge that any issued Patents, registered Trademarks and registered Copyrights included in Seller Intellectual Property and existing as of the date hereof are invalid or unenforceable. True, complete and correct copies of the complete file wrappers, including assignments from all listed inventors, of each Patent included in Seller Intellectual Property have been provided by Seller Parent to Buyer and all Inventions and Information, other than information that is subject to the attorney-client privilege, has been provided by Seller

Parent to Buyer. With respect to the Intellectual Property set forth on Schedules 3.5(a)(i), 3.5(a)(ii) and 3.5(a)(iii), to the Seller Parent’s Knowledge, there have been no material misrepresentations or concealment of any material information to the U.S. Patent and Trademark Office or other applicable Governmental Authority, or in connection with the prosecution of such Patents, in violation of 37 C.F.R. Section 1.56 or similar disclosure requirements. Each Seller Party has disclosed to Buyer all prior art or other documents that should, to such Seller Party’s Knowledge, be filed in compliance with the requirements of 37 C.F.R. Section 1.56 or similar disclosure requirements with regard to Seller Intellectual Property. No Seller Party has granted any right, title, liens or interest to any Person to Seller Intellectual Property. All steps necessary to maintain Seller Intellectual Property, including the payment when due of all maintenance fees and annuities and the filing of all necessary renewals, statements and certifications have been taken. To the Knowledge of Seller Parent, none of the trade secrets, know-how rights or registered Copyrights included in Seller Intellectual Property is jointly owned with any Person. No current or former officer, manager, director or employee of any Seller Party, and to Seller Parent’s Knowledge, no stockholder, consultant or independent contractor of any Seller Party, has any right, title or interest in, to or under any Seller Intellectual Property that has not been fully assigned to a Seller Party. Each Seller Party owns, or otherwise possesses legally enforceable rights to use, all Seller Intellectual Property, and all such ownership interests and rights shall be conveyed to Buyer at the Closing. To the Seller Parent’s Knowledge, the Seller Intellectual Property collectively constitutes all of the Intellectual Property necessary to enable Seller Parties to research, manufacture, develop, use, offer to sell, import, commercialize or otherwise Exploit the Technology as currently done so. Except as set forth in Schedule 3.5(b), no Seller Party has granted, licensed or conveyed to any third party, pursuant to any Contract or other arrangement, any license, sub-license, or other right, title or interest in, to or under any Seller Intellectual Property. No Seller Party is subject to any Contract that restricts the use, transfer, delivery or licensing of Seller Intellectual Property. There are no outstanding obligations to pay any material amounts or provide other material consideration to any other person in connection with any Seller Intellectual Property.

(c) No Person has challenged or is challenging or is threatening to challenge in writing to a Seller Party the right, title or interest of a Seller Party in, to or under Seller Intellectual Property, or the validity, enforceability, claim construction (with respect to issued Patents), or the scope of proposed claims (with respect to applications for Patents and only to the extent such third party is not a Governmental Authority), of any Patents included in Seller Intellectual Property. To the Seller Parent’s Knowledge, no Person is orally challenging or is orally threatening to challenge or has orally challenged to a Seller Party, the right, title or interest of a Seller Party in, to or under Seller Intellectual Property, or the validity, enforceability, claim construction (with respect to issued Patents), or the scope of proposed claims (with respect to applications for Patents and only to the extent such third party is not a Governmental Authority), of any Patents included in Seller Intellectual Property. No Person has asserted, is asserting or is threatening to assert in writing to a Seller Party, or, to Seller Parent’s Knowledge, has asserted, is asserting, or is threatening to assert in writing, a claim against a Seller Party or any other Person which would materially and adversely affect the ownership rights of a Seller Party in, under or to (i) any Seller Intellectual Property or (ii) any Contract under which a Seller Party has any right, title or interest in, under or to any of Seller Intellectual Property. To the Seller Parent’s Knowledge, no Person is orally asserting, is orally threatening to assert or has orally asserted a claim against a Seller Party or any other Person which would materially and adversely affect the ownership rights of a Seller Party in, under or to (i) any Seller Intellectual Property or (ii) any Contract under which a Seller Party has any right, title or interest in, under or to any of Seller Intellectual Property. To Seller Parent’s Knowledge, the research, manufacture, development, use, sale, offering for sale, importing, commercialization and other Exploitation of the Technology, whether currently under development or not, does not and will not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of Intellectual Property of any other Person, and no Seller Party has received any written notice or other written communication asserting any of the foregoing that remains unresolved. To Seller Parent’s Knowledge, no Seller Intellectual Property is being infringed or misappropriated by any third party.

(d) Each Seller Party has put in place reasonable and usual policies and procedures to protect and maintain the confidentiality of the trade secrets, proprietary know-how, and other proprietary, non-public information included in Seller Intellectual Property. To Seller Parent’s Knowledge, all current and former consultants to and independent contractors of Seller Parties who have contributed in a material manner to the creation or development of any Seller Intellectual Property have executed and delivered to one or both Seller Parties an agreement regarding the protection of proprietary information and the assignment to such Seller Party of any Intellectual Property arising from the services performed for such Seller Party by such Persons. To Seller Parent’s Knowledge, all employees and consultants who contributed to the discovery or development of any Seller Intellectual Property did so either (i) within the scope of their employment such that, in accordance with Applicable Law, all Intellectual Property arising therefrom became the exclusive property of a Seller Party or is validly licensed to a Seller Party or (ii) pursuant to written agreements assigning all Intellectual Property arising therefrom to a Seller Party (or the owner thereof with respect to Intellectual Property licensed to a Seller Party) and such assignment documents have been duly filed in all relevant patent offices. To Seller Parent’s Knowledge, no current employee or independent contractor of a Seller Party is in violation of any term of any patent disclosure agreement or employment contract or any other Contract to the relationship of any such employee or independent contractor with a Seller Party with respect to the Exploitation of the Technology.

(e) With respect to any Seller Intellectual Property, no material action has been taken or has failed to be taken that reasonably would be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of such Seller Intellectual Property (including failure to pay required fees associated with registrations or maintenance of such Seller Intellectual Property; failure to disclose any known material prior art in connection with the prosecution of patent applications with respect to the Patents; or failure to make timely post-registration filing of affidavits of use and incontestability and renewal applications in the case of registered Trademarks); and no material Trade Secret of a Seller Party has been disclosed or authorized to be disclosed to any Person not subject to confidentiality obligations to such Seller Party, and, to Seller Parent’s Knowledge, no party to a nondisclosure agreement with a Seller Party with respect to the Exploitation of the Technology is in breach or default thereof.

(f) To Seller Parent’s Knowledge, in connection with the Exploitation of the Technology, neither of the Seller Parties have infringed upon, misappropriated, violated, diluted, or used without authorization, any Intellectual Property or personal information of any Person that constitutes unfair competition or trade practices under the laws of any jurisdiction, and has not engaged in unfair competition or trade practices under the laws of any jurisdiction. Neither of the Seller Parties has received any written or oral notice or claim asserting that any such infringement, misappropriation, violation, dilution or unauthorized use, unfair competition or trade practices is occurring or has occurred in connection with the Exploitation of the Technology.

Section 3.6. Compliance with Applicable Law; Permits. Schedule 3.6(a) sets forth a true, accurate and complete list of all of the Permits held by a Seller Party or any of their respective Affiliates. The Permits set forth on Schedule 3.6(a) have been issued to the Seller Parties or their respective Affiliates and constitute all Permits of every character whatsoever that are required by Applicable Law or Governmental Authorities for the lawful conduct of the Exploitation of the Technology as currently undertaken by the Seller Parties or their respective Affiliates and the lawful ownership of the Purchased Assets. To the Seller Parent’s Knowledge, each of the Seller Parties is in compliance in all material respects with the terms of all of the Permits, each Permit is in full force and effect, and no violations are or have been recorded in respect thereof. Except as set forth on Schedule 3.6(b), Buyer will succeed to all right, title and interest of Seller Parties (or their respective Affiliate, as applicable) under each Permit without the necessity to obtain any Consents. To the Seller Parent’s Knowledge, no Action is pending or, threatened to cancel, suspend, revoke or limit any of the Permits and, to the Seller Parent’s Knowledge, there is no basis for any such Action.

Section 3.7. Assumed Contracts. Other than the Assumed Contracts, the License Agreements, this Agreement and the Related Documents, none of the Seller Parties is a party to or bound by any Contract relating to the Exploitation of the Technology under which Buyer will have any liability or other obligation after the Closing. Each Assumed Contract is a valid and binding agreement of a Seller Party and is in full force and effect, constitutes a valid, binding and enforceable obligation of such Seller and, to the Knowledge of Seller Parent, each other party thereto (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles). Seller Parties or, to the Knowledge of the Seller Parent, any other party thereto are not in default or breach in any respect under the material terms of any such Contract. Seller Parent has made available to Buyer prior to the date hereof accurate and complete copies of each Assumed Contract (including all amendments and other modifications thereto).

Section 3.8. Litigation. Except as set forth on Schedule 3.8(a), there is no Action pending, or to Seller Parent’s Knowledge, threatened before any Governmental Authority, and there is no claim, investigation or administrative action of any Governmental Authority pending, or to Seller Parent’s Knowledge, threatened, that affects either of the Seller Parties, the Exploitation of the Technology or the Purchased Assets or that could reasonably be expected to result in restraining, enjoining or otherwise preventing the completion by Seller Parties of the transactions contemplated by this Agreement or the Related Documents. Except as set forth on Schedule 3.8(b), there is no outstanding Order of any Governmental Authority against a Seller Party relating to the Exploitation of the Technology or the Purchased Assets or that adversely affects or delays the ability of Seller Parties to perform their respective obligations hereunder or under any Related Document.

Section 3.9. Taxes.

(a) All Tax Returns required to be filed by a Seller Party or its Affiliates with respect to the Purchased Assets or the Exploitation of the Technology have been timely filed and each such Tax Return is accurate and complete. Each Seller Party (and each of its Affiliates, as applicable) has timely paid all Taxes, including all withholding Taxes that will have been required to be paid by it, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Exploitation of the Technology or would result in Buyer becoming liable or responsible therefor.

(b) In the two year period prior to the date hereof, no Governmental Authority has ever proposed formally in writing to make or has ever made any material adjustment with respect to Taxes primarily attributable to the Purchased Assets or the Exploitation of the Technology and there is not, and there has never been, any dispute or claim concerning any liability for Taxes with respect to the Purchased Assets or the Exploitation of the Technology. None of the Seller Parties and any of their respective Affiliates have waived (or are subject to a waiver of) any statute of limitations in respect of any material Taxes or has agreed to (or is subject to) any extension of time with respect to a material Tax assessment or deficiency with respect to the Purchased Assets or the Exploitation of the Technology.

(c) No Seller Party has ever been engaged in a trade or business in the United States, for U.S. federal or relevant state or local income tax purposes. Each of the Seller Parties is and has always been a non-United States corporation for U.S. federal income tax purposes. The Purchased Assets do not include any “section 197 intangible” that was held or used by any Seller Party or any “related person”, as such terms are defined in Section 197 of the Code, before January 1, 1995.

Section 3.10. Inventory.

(a) To the knowledge of the Seller Parent, all of the Inventory (i) was produced or manufactured in accordance with the specifications for the Compounds as set forth in the Regulatory Documentation, Good Manufacturing Practices and Good Laboratory Practices and in compliance with Applicable Law (in each case, to the extent as required to be thereunder), and (ii) is not adulterated or misbranded and is of suitable quality.

(b) To the knowledge of Seller Parent, to the extent that the Inventory contains raw materials and works-in-progress, such raw materials and works-in-progress (i) are of good manufacturing quality, (ii) have not been adulterated or misbranded, and (iii) have been manufactured, handled, maintained, packaged and stored at all times in accordance with the specifications set forth in the relevant Regulatory Documentation, in compliance with Applicable Law and current Good Manufacturing Practices, and in substantial compliance with all requirements of relevant Governmental Authorities.

Section 3.11. Regulatory Matters.

(a) Seller Parties and their respective Affiliates, if applicable, have conducted all activities related to the Purchased Assets in accordance with good clinical and good laboratory practices and other Applicable Law.

(b) No Governmental Authority has notified in writing any Seller Party or their respective Affiliates, and Seller Parent is not otherwise aware, that the Purchased Assets and any activities related thereto are in violation of any Applicable Law or the subject of any investigation. None of the Seller Parties and any of their respective Affiliates is aware of any circumstances currently existing which would reasonably be expected to lead to an adverse effect on the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for Regulatory Approval.

(c) Seller Parent has made available, or has caused its Affiliates to make available, to Buyer all Regulatory Documentation, Seller Know-How and any other data, clinical studies, pre-clinical studies and other Information and Inventions in a Seller Party’s or their respective Affiliates’ possession or Control regarding or related to any Compound or any Improvement thereto or the Purchased Assets. All such Regulatory Documentation, Seller Know-How and other Information and Inventions were and are, to the extent applicable, true, complete and correct at such time and as of the Closing. Each Seller Party has prepared, maintained and retained all Regulatory Documentation that is required to be maintained or reported pursuant to and in accordance with good laboratory and clinical practices and other Applicable Law and all such information is true, complete and correct and what it purports to be.

(d) At the Closing, each Seller Party and their respective Affiliates shall have assigned to Buyer all of their and their respective Affiliates’ right, title and interest in and to all Regulatory Documentation, including, to the extent permitted by Applicable Law, all Regulatory Approvals, Controlled by each Seller Party or their respective Affiliates at any time prior to the Closing Date.

Section 3.12. Brokers. No agent, broker, firm or other Person acting on behalf, or under the authority, of any Seller Party is or will be entitled to any broker’s or finder’s fee or any other commission in connection with any of the transactions contemplated hereby.

Section 3.13. Solvency.

(a) No proceedings have been brought or threatened or procedure commenced for the purpose of winding up a Seller Party (or any of their respective Affiliates) or placing a Seller Party (or any of their respective Affiliates) under administration.

(b) None of the Seller Parties and any of their respective Affiliates is affected by an Insolvency Event.

(c) Neither the execution of this Agreement nor Closing nor any other transaction which this Agreement contemplates will result in any Seller Party (or any of their respective Affiliates) being affected by an Insolvency Event.

(d) Neither execution of this Agreement nor Closing nor any other transaction which this Agreement contemplates will be or become a transaction which is voidable under part 5.7B of the Corporations Act).

(e) There is no circumstance which could make this agreement or any transaction contemplated by it void, voidable or unenforceable under any Applicable Law about insolvency.

Section 3.14. Disclosure. No representation or warranty of a Seller Party contained in this Agreement or the Related Documents, and none of the statements or information contained in any other document, certificate, schedule, exhibit, annex, list or other writing furnished to Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that each statement contained in this Article IV is true and correct as of the date hereof and will be true and correct as of the Closing Date:

Section 4.1. Organization, Standing and Power. Buyer is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 4.2. Authority; Binding Agreements. Except for the Buyer Shareholder Approval, the execution and delivery by Buyer of this Agreement and the Related Documents to which it is or will become a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Buyer. Buyer has all requisite power and authority to enter into this Agreement and the Related Documents to which it is or will become a party and, except for the Buyer Shareholder Approval, to consummate the transactions contemplated hereby and thereby, and this Agreement and such Related Documents have been, or upon execution and delivery thereof will be, duly executed and delivered by Buyer. This Agreement and the Related Documents to which Buyer is or will become a party are, or upon execution and delivery thereof will be, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

Section 4.3. Conflicts; Consents. Except for the Buyer Shareholder Approval, the execution and delivery by Buyer of this Agreement and the Related Documents to which it is or will become a party, the consummation of the transactions contemplated hereby and thereby and compliance by Buyer with the provisions hereof and thereof do not and will not (a) conflict with or result in a breach of the certificate of incorporation or bylaws of Buyer, (b) violate any Applicable Law with respect to Buyer or Buyer’s properties or assets, or (c) except for the requirements listed in Schedule 4.3, require the Consent of, or any notification to or filing with, any Governmental Authority.

Section 4.4. Preferred Shares; Conversion Shares. When issued and delivered pursuant to this Agreement, the Preferred Shares will be duly and validly issued and fully paid and non-assessable. The Conversion Shares have been duly authorized and reserved for upon conversion of the Preferred Shares and when so issued will be fully paid and non-assessable.

Section 4.5. Brokers. Except for Oracle Capital Advisors LLC whose fees are being solely met by Buyer, no agent, broker, investment banker, firm or other Person acting on behalf, or under the authority, of Buyer is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from Seller or its Affiliates in connection with any of the transactions contemplated hereby.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1. Preservation of the Purchased Assets. During the period from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 8.1, except as set forth on Schedule 5.1 or except as consented to by Buyer or expressly permitted under this Agreement, Seller Parent and Seller shall not, and will not permit their respective Affiliates to (as applicable):

(a) incur, assume or guaranty any Indebtedness that would constitute an Assumed Liability;

(b) terminate or amend any Assumed Contract or give any consent, grant a material waiver or exercise any material right thereunder;

(c) sell, lease, license, mortgage, pledge or permit any Lien on any Purchased Assets;

(d) acquire, by merger or purchase all or a substantial portion of the assets or stock of or otherwise, any business or entity, which would constitute a Purchased Asset or Assumed Liability, or enter into any joint venture, partnership or other similar arrangement relating to the Purchased Assets;

(e) fail to pay any maintenance fees by the due date therefor with respect to any of the Purchased Asset;

(f) fail to respond to any office action issued by a patent office that is due with respect to any of the Purchased Assets;

(g) with respect to any Purchased Assets or the Exploitation of the Technology, (i) make or modify any material election relating to Taxes, (ii) settle, compromise or consent to the entry of a judgment with respect to any liability for Taxes, (iii) modify a Tax accounting method, or (iv) amend any Tax Return, which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Exploitation of the Technology or would result in Buyer becoming liable therefor;

(h) grant any licenses, or extend any expiring licenses, to anyone under any Purchased Asset; or

(i) agree in writing to take any of the foregoing actions.

Section 5.2. Obligation to Consummate Transaction. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to the extent permissible under Applicable Law, to consummate and make effective the transactions contemplated by this Agreement and the Related Documents as expeditiously as practicable and to ensure that the conditions set forth in Article VI are satisfied, insofar as such matters are within the control of either of them.

Section 5.3. Registration; Shareholder Approval; Seller Shareholder Approval.

(a) As promptly as practicable following the date of this Agreement and in connection with the Special Meeting to be held within 90 days of the date hereof and the Seller Shareholder Approval, Buyer and Seller Parent shall jointly prepare and Buyer shall cause to be filed with the SEC a joint proxy statement to be sent to the stockholders of each of Buyer and Seller Parent relating to the Special Meeting and the Seller Shareholder Approval (together with any amendments or supplements thereto, the “Joint Proxy Statement”) including the prospectus with respect to the Preferred Shares and Conversion Shares on Form S-4, and Buyer shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Seller Parent shall furnish to Buyer all information required to be included in the Joint Proxy Statement and the Form S-4 concerning it and its Affiliates, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement. Buyer shall notify Seller Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement and Buyer shall use commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or Joint Proxy Statement. Buyer shall advise Seller Parent, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Preferred Shares or Conversion Shares for offering or sale in any jurisdiction, and Buyer shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Buyer shall consult with Seller Parent in good faith regarding the contents of the Form S-4, any amendment thereto and any response to SEC comments including providing Seller Parent with adequate time to review and comment on drafts of any such filing or submission. Buyer shall be responsible for and shall pay the first $37,000 of all fees and expenses incident to the preparation and filing of the Form S-4. Seller Parent shall reimburse Buyer for the next $150,000 of all fees and expenses incident to the preparation and filing of the Form S-4 by Buyer. Buyer and Buyer alone shall be responsible for any fees and expenses additional to those previously mentioned incident to the preparation and filing of the Form S-4. The fees and expenses referred to in the foregoing three sentences shall include (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the securities exchange on which the Common Stock are then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably requested by Seller Parent and reasonably agreed to by Buyer in writing (including fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Conversion Shares and determination of the eligibility of the Preferred Shares for investment under the laws of such jurisdictions as reasonably requested by Seller Parent); (ii) printing expenses (including expenses of printing prospectuses for Seller Parent if the printing of prospectuses is reasonably requested by Seller Parent); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Buyer; and (v) fees and expenses of all other Persons retained by Buyer in connection with the preparation and filing of Form S-4.

(b) If prior to the Closing Date, any event occurs with respect to Seller Parent or any Affiliate or subsidiary of Seller Parent, or any change occurs with respect to other information supplied by Seller Parent for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Seller Parent shall promptly notify Buyer of such event, and Seller Parent and Buyer shall cooperate in the prompt filing by Buyer with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to Buyer’s stockholders and Seller Parent’s stockholders.

(c) If prior to the Closing Date, any event occurs with respect to Buyer or any Affiliate or subsidiary of Buyer, or any change occurs with respect to other information supplied by Buyer for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Buyer shall promptly notify Seller Parent of such event, and Buyer and Seller Parent shall cooperate in the prompt filing by Buyer with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Buyer’s stockholders and Seller Parent’s stockholders.

(d) Buyer shall, within 90 following the date of this Agreement and subject to the Form S-4 containing the Joint Proxy Statement being declared effective under the Securities Act, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking the Buyer Shareholder Approval. Buyer shall use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Buyer’s stockholders. The agenda for the Special Meeting shall include the Buyer Shareholder Approval and any other proposals approved by the Board of Directors of Buyer.

(e) Promptly following the execution of this Agreement, Seller Parent shall take all actions necessary to obtain the Seller Shareholder Approval. Buyer shall reasonably cooperate with Seller Parent as reasonably requested by Seller Parent in furtherance of its obligations pursuant to the immediately preceding sentence, provided, that in no event shall Buyer be required to incur any expenses or out-of-pocket costs in connection therewith.

Section 5.4. Confidentiality; Non-Compete.

(a) At all times after the date hereof, each Seller Party will treat as confidential and will safeguard any and all information, Knowledge and data related to the Exploitation of the Technology or included in the Purchased Assets, by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, Knowledge and data as the most protective one used by Seller Parties in the protection of their respective proprietary information.

(b) At all times after the date hereof, Buyer will treat as confidential and will safeguard any and all information, Knowledge or data relating to the business of Seller Parent and its Affiliates that has become or becomes known to such Buyer as a result of the transactions contemplated by this Agreement, or such Buyer’s due diligence investigations in connection therewith, except in each case as otherwise agreed to by Seller in writing; provided, however, that after the Closing Buyer will not be bound under this provision with respect to information exclusively related to the Exploitation of the Technology, Purchased Assets or Assumed Liabilities. With respect to all such information, Knowledge or data, (i) Buyer will use the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, Knowledge and data as Buyer uses in the protection of other proprietary information of Buyer, and (ii) nothing contained in this Section 5.4(b) will prevent the disclosure of any such information, Knowledge or data to any directors, officers, employees, agents and representatives of Buyer to whom such disclosure is necessary or desirable in the conduct of the Exploitation of the Technology if such Persons are informed by Buyer of the confidential nature of such information and are directed by such Buyer to comply with the provisions of this Section 5.4(b).

(c) Nothing contained in this Section 5.4 will in any way restrict or impair the right of each Seller Party, on the one hand, and Buyer, on the other hand, or their respective Affiliates (collectively, the “Receiving Party”) to use, disclose or otherwise deal with information which: (i) is or becomes a matter of public Knowledge through no fault of the Receiving Party; (ii) is rightfully received by the Receiving Party from a Person having no duty of confidentiality to the other party or its Affiliates (collectively, the “Disclosing Party”); (iii) is disclosed as required by any Applicable Law after reasonable prior notice to the Disclosing Party; or (iv) is disclosed by the Receiving Party with the Disclosing Party’s prior written consent. The Receiving Party will have the burden of proving the applicability of any provision of this Section 5.4(c) to any particular set of facts.

(d) Each Seller Party acknowledges its possession of confidential or proprietary information regarding the Exploitation of the Technology and the Purchased Assets and the highly competitive nature of the Exploitation of the Technology and, accordingly, agrees that, in consideration of Buyer’s entering into this Agreement and the other transactions contemplated hereby and the premises contained herein, including the issuance of the Preferred Shares and the assumption of the Assumed Liabilities as provided hereunder, for a period commencing on the Closing Date and ending on the fifth anniversary thereof, neither Seller Party nor any of their respective Affiliates (now existing or hereafter incorporated, formed or otherwise organized) shall, directly or indirectly, for any reason whatsoever, either individually or as a member, shareholder, partner, agent or principal of another business firm (unless acting pursuant hereto or with the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion) (i) directly or indirectly, Exploit in the Territory any Compounds, or any Improvements thereto or derivatives thereof, as applicable, or any pharmaceutical product containing any of the foregoing as an active ingredient that has therapeutic, prophylactic or diagnostic activity in the Field, or (ii) license or authorize any other Person to do the same. Each Seller Party acknowledges and agrees that the provisions of this Section 5.4(d) are necessary and reasonable to protect Buyer in the conduct of the Exploitation of the Technology and are a material inducement to Buyer’s execution and delivery of this Agreement. If the restrictions against engaging in competition contained in this Section 5.4(d) are determined in accordance with Section 8.2 to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, this Section 5.4(d) shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical areas as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable all as determined in accordance with Section 8.2.

(e) Each Seller Party acknowledges and agrees that a breach of this Section 5.4 will cause irreparable damage and great loss to Buyer or its Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller acknowledges and agrees that in the event of such a breach, Buyer shall be entitled to equitable relief, including injunctive relief, without posting bond or other security and without a showing of the inadequacy of monetary damages as a remedy.

Section 5.5. Restriction on Transfer. Without the prior written consent of Buyer, Seller Parent shall not directly or indirectly (a) transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Preferred Shares or (b) lend, hypothecate or permit any custodian to lend or hypothecate any of the Preferred Shares (the actions referred to in clauses (a) and (b), each a “Transfer”). Subject to extension pursuant to Section 7.7, until June 30, 2011, without the prior written consent of Buyer, Seller Parent shall not directly or indirectly Transfer any of the Conversion Shares. For the avoidance of doubt, conversion of the Preferred Shares for Conversion Shares in accordance with the terms of this Agreement and the Certificate of Designation shall not be deemed a breach of this Section 5.5.

Section 5.6. Legend. Seller Parent agrees that all certificates or other instruments representing the Preferred Shares shall bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE ASSET PURCHASE AGREEMENT, DATED DECEMBER     , 2010, BETWEEN THE ISSUER OF THESE SECURITIES AND THE COUNTER-PARTIES REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

Following any conversion, Buyer shall issue new certificates or other instruments representing the Conversion Shares, which shall not contain such portion of the above legend that is no longer applicable; provided, that Seller Parent surrenders to Buyer the previously issued certificates or other instruments.

Section 5.7. Certain Tax Matters.

(a) Transfer Taxes. All recordation, transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar Taxes, duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of, in connection with or attributable to this Agreement and the Related Documents or the transactions contemplated hereby and thereby (collectively, “Transfer Taxes”) shall be borne by Buyer.

(b) Tax Withholding. Buyer and Seller Parent agree that all payments under this Agreement will be made without any deduction or withholding for or on account of any Taxes or other amounts unless required by Applicable Law. In the event Buyer determines that it is required under Applicable Law to withhold and pay any Tax to any revenue authority in respect of any payments made to Seller Parties, the amount of such Tax shall be deducted by Buyer and paid to the relevant revenue authority, and Buyer shall notify Seller Parties thereof and shall promptly furnish to Seller Parties all copies of any Tax certificate or other documentation evidencing such withholding. Buyer shall not be required to pay any additional amounts to Seller Parties in respect of any amounts paid to any revenue authority pursuant to the immediately preceding sentence. In the event that any withholding Tax shall subsequently be found to be due, payment of such Tax shall be the responsibility of Seller Parties. The parties agree to reasonably cooperate with each other, including by completing or filing documents required under the provisions of any applicable income tax treaty or Applicable Law, to claim any applicable exemption from, or reduction of, any such applicable Taxes.

(c) Cooperation and Exchange of Information. Each of Seller Parent and Buyer shall (i) provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or Action relating to liability for Taxes in connection with the Exploitation of the Technology or the Purchased Assets, (ii) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, Action or determination, and (iii) provide the other with any final determination of any such audit or examination, Action or determination that affects any amount required to be shown on any Tax Return of the other for any period.

(d) Survival of Covenants. The covenants contained in this Section 5.7 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof).

Section 5.8. Press Releases and Public Announcement. Neither Buyer nor any Seller Party will issue any press release or make any public announcement relating to this Agreement or the other transactions contemplated by this Agreement without the prior written approval of the other; provided, that each party may issue any such press release or make such public announcement it believes in good faith is required to be made by Applicable Law or any applicable rule or regulation promulgated by any applicable securities exchange after consultation with legal counsel, in which case the disclosing party will use its commercially reasonable efforts to advise and consult with the other party regarding any such press release or other announcement prior to making any such disclosure.

Section 5.9. Cooperation in Patent Maintenance. From and after the Closing Date, Seller Parties shall, at Buyer’s expense for Seller Parties’ reasonable and verifiable out-of-pocket costs and expenses, use reasonable endeavors to cooperate and assist Buyer with the filing, prosecution, defense and enforcement of any Patents that are included in the Purchased Assets or that claim or cover any Information and Inventions included therein, including by providing access to inventors and other persons familiar with the conception and reduction to practice of any Information and Inventions included within the Purchased Assets.

Section 5.10. Expenses. Except as expressly set forth herein, each of Seller Party and Buyer shall bear its own costs and expenses incurred in connection with this Agreement and transactions contemplated hereby.

Section 5.11. Patent Recordation Costs. At the Closing, Seller Parent shall wire in immediately available funds to an account and based on instructions delivered in writing by Buyer to Seller Parent at least three Business Days prior to the Closing Date an aggregate amount of $50,000 (such amount, the “Patent Recording Contribution”). In consideration of the Patent Recording Contribution, Buyer hereby acknowledges that the recordation and transfer fees with respect to the recordation of the assignment of the Seller Patent Rights (including foreign associate charges, legalization fees, and patent office charges associated with recording the assignment of the Seller Patent Rights) post-Closing shall be borne entirely by Buyer.

Section 5.12. Required Approvals and Consents. As soon as reasonably practicable, but in any event, no later than 10 Business Days after the date of this Agreement, Seller Parties shall make all filings required to be made by Seller Parties in order to consummate the transactions contemplated herein. The parties shall also cooperate with each other with respect to all filings that Buyer elects to make. Seller Parties shall use commercially reasonable efforts to obtain all Consents, in accordance with their obligations under Section 2.5, required to effect the assignment of the Assumed Contracts and Permits to Buyer.

Section 5.13. Termination of License Agreements. Buyer and Seller Parties shall terminate the License Agreements with such termination being effective as of the Closing Date, and neither Buyer nor any Seller Party nor any of their respective Affiliates shall be required to pay any termination or similar fee or make any other payment or incur any other liability in connection therewith (other than as set forth in this Agreement).

Section 5.14. Option; Acceleration of Conversion.

(a) Effective immediately upon the Closing, Seller Parent hereby grants to Buyer an option to purchase in a single transaction all of the Preferred Shares held by Seller Parent that have not been duly converted into Conversion Shares (the “Option”). The aggregate exercise price of the Option shall be $12,000,000 in cash (the “Option Price”) for all of the Preferred Shares and, where a portion of the Preferred Shares have been converted to Conversion

Shares, such exercise price for a portion of the Preferred Shares shall be a pro-rata portion of the Option Price. Buyer shall execute all and deliver instruments, documents and other agreements, as may be agreed upon by Buyer and Seller Parent, in connection therewith.

(b) Upon the earlier of (i) the fifth anniversary of the Closing Date and (ii) a Change in Control, all unconverted Preferred Shares outstanding shall automatically convert into shares of Common Stock and become Conversion Shares in accordance with the terms regarding conversion rates of the Preferred Shares set forth in Section 2.1(c). “Change in Control” means the occurrence of any one of the following events: (x) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Seller Parent representing 50% or more of the combined voting power of Seller Parent’s then-outstanding securities eligible to vote for the election of Seller Parent’s directors; (y) the consummation of a merger, statutory share exchange or similar form of corporate transaction involving Seller Parent, or (z) the stockholders of Seller Parent approve a plan of complete liquidation or dissolution of Seller Parent or a sale of all or substantially all of Seller Parent’s assets.

Section 5.15. Further Assurances. Seller Parties shall, and shall cause their respective Affiliates to, at any time and from time to time after the Closing Date, upon the request of Buyer, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to Buyer, or for the aiding and assisting in the reducing to possession by Buyer of, any of the Purchased Assets, or for otherwise carrying out the purposes of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1. Conditions to Obligations of Buyer and Seller Parties. The obligations of Buyer and the Seller Parties to complete the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a) No Adverse Law; No Injunction. No Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits the consummation of all or any part of the transactions contemplated by this Agreement or the Related Documents, and no Action shall be pending or threatened by any Governmental Authority or other Person seeking any such Order or decree or seeking to recover any damages or obtain other relief as a result of the consummation of such transactions.

(b) Governmental Approvals. All required notifications and filings with any Governmental Authority shall have been made and any waiting periods applicable to the transactions contemplated hereby pursuant to any Applicable Law shall have expired or been terminated.

(c) Buyer Shareholder Approval. The Buyer Shareholder Approval shall have been obtained.

(d) Seller Shareholder Approval. The Seller Shareholder Approval shall have been obtained.

Section 6.2. Conditions to Obligations of Buyer. The obligation of Buyer to complete the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Seller Parent contained herein that are qualified by materiality or subject to thresholds shall be true and correct in all respects, and the representations and warranties of the Seller Parent contained herein that are not so qualified shall be true and correct in all material respects, as of the Closing Date.

(b) Covenants. Each Seller Party shall have performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with on or prior to the Closing Date.

(c) Officer’s Certificate. Buyer shall have received a certificate, dated as of the Closing Date, duly executed by an authorized executive officer of each Seller Party, certifying with respect to the applicable Seller Party that all of the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) No Adverse Law. No Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that is in effect and has the effect of prohibiting or limiting, or seeks to prohibit or limit, ownership, manufacture, use or Distribution of the Compounds or the ownership or Exploitation by Buyer of any material portion of the Purchased Assets or the conduct of any material portion of the Exploitation of the Technology or compelling or seeking to compel Buyer to dispose or hold separate any material portion of Buyer’s business or assets as a result of the transactions contemplated hereunder.

(e) Certain Closing Deliveries. Seller Parties shall have delivered or caused to be delivered to Buyer:

(i) duly executed bills of sale and other appropriate documents of transfer, in form and substance reasonably acceptable to Buyer and Seller Parent, transferring to Buyer all Purchased Assets;

(ii) duly executed assignments, in form and substance reasonably acceptable to Buyer and Seller Parent, delivering to Buyer all Seller Intellectual Property (it being understood and agreed that Seller Parties shall also be obligated to deliver jurisdiction-specific assignments, suitable for recordation in the relevant jurisdiction, as promptly as practicable following the Closing pursuant to Sections 2.5(c) and 5.15);

(iii) duly executed assignments or, where necessary, subcontracts, subleases or sublicenses, in form and substance reasonably acceptable to Buyer and Seller Parent, delivering to Buyer all Assumed Contracts;

(iv) such other instruments or documents, in form and substance reasonably acceptable to Seller Parent and Buyer, as may be necessary to effect Closing; and

(v) the Patent Recording Contribution.

(f) Release of Liens. Buyer shall have received, no less than three Business Days prior to the Closing Date, evidence, acceptable to Buyer in its sole discretion, that all Liens on the Purchased Assets have been properly terminated or released on or before the Closing.

Section 6.3. Conditions to Obligations of Seller Parties. The obligation of Seller Parties to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Seller Parties at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Buyer contained herein that are qualified by materiality or subject to thresholds shall be true and correct in all respects, and the representations and warranties of Buyer contained herein that are not so qualified shall be true and correct in all material respects, as of the Closing Date.

(b) Covenants. Buyer shall have performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with on or prior to the Closing Date.

(c) Officer’s Certificate. Seller Parent shall have received a certificate, dated as of the Closing Date, duly executed by an authorized representative of Buyer, (i) certifying that all of the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied; and (ii) attaching a copy certified by the Secretary of the State of Delaware of the Certificate of Designation, as filed, which shall be in full force and effect.

(d) Certain Closing Deliveries. Buyer shall have delivered or caused to be delivered to Seller Parent:

(i) such duly executed instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller Parent and Buyer, as may be necessary to effect the assumption by Buyer of the Assumed Liabilities and Assumed Contracts;

(ii) such other instruments or documents, in form and substance reasonably acceptable to Seller Parent and Buyer, as may be necessary to effect Closing; and

(iii) An opinion from Buyer’s counsel stating the following as of the Closing Date and subject to customary qualifications:

(1) The Preferred Shares have been duly authorized by Buyer and when delivered to and paid for by Seller Parties in accordance with the terms of the Agreement, are duly and validly issued and fully paid and non-assessable.

(2) The Conversion Shares have been duly authorized and reserved by Buyer and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be fully paid and non-assessable.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Survival; Expiration.

(a) Notwithstanding any investigation made by or on behalf of Seller Parties or Buyer prior to, on or after the Closing Date, the representations and warranties contained in this Agreement (including the Schedules hereto) and in any Related Document shall survive the Closing and shall terminate on June 30, 2011.

(b) The covenants, agreements and obligations of the parties shall survive until fully performed and discharged, unless otherwise expressly provided herein. Each party shall give prompt written notice to the other party of (i) any event, circumstance or condition that constitutes a breach of, or makes inaccurate, any representation and warranty of such party hereunder, or (ii) the non-fulfillment of any covenant, agreement or obligation of such party hereunder.

Section 7.2. Indemnification by Seller Parties. Each Seller Party, jointly and severally, shall indemnify and hold harmless Buyer and its Affiliates, and the directors, officers, managers, employees and Representatives of Buyer and its Affiliates, from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable attorneys’ fees and expenses and costs and expenses of investigation) (collectively, “Losses”) incurred or suffered, directly or indirectly, by any such Person arising from, by reason of or in connection with:

(a) any breach or inaccuracy of any representation or warranty of a Seller Party in this Agreement or any Related Document;

(b) any failure by a Seller Party to duly and timely perform or fulfill any of its covenants or agreements required to be performed by a Seller Party under this Agreement or any Related Document or under any other document or instrument delivered by a Seller Party pursuant hereto or thereto; and

(c) any Excluded Liability or Excluded Asset.

Section 7.3. Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller Parties and their respective Affiliates, and the directors, officers, employees and Representatives of Seller Parties and their respective Affiliates, from and against any and all Losses incurred or suffered, directly or indirectly, by any such Person arising from, by reason of or in connection with:

(a) any breach or inaccuracy of any representation or warranty of Buyer in this Agreement or any Related Document;

(b) any failure by Buyer to duly and timely perform or fulfill any of its covenants or agreements required to be performed by Buyer under this Agreement or any Related Document or under any other document or instrument delivered by Buyer pursuant hereto or thereto; and

(c) any Assumed Liability.

Section 7.4. Calculation of Losses. Any indemnity payment hereunder shall be treated as an adjustment to the Purchase Price to the extent permitted by Applicable Law.

Section 7.5. Limitations.

(a) No amount of indemnity shall be payable as a result of any claim arising under Section 7.2(a) and Section 7.3(a) in connection with a breach or alleged breach of a representation or warranty unless and until the Indemnified Party has suffered, incurred, sustained or become subject to Losses referred to in that clause in excess of $250,000 in the aggregate, in which case the Indemnified Party may bring a claim for the full extent of such Losses. Nothing in the preceding sentence shall apply to, or in any way limit the obligations of, an Indemnifying Party under Section 7.6 to pay all defense costs in respect of third-party claims. The maximum aggregate liability of an Indemnifying Party under Section 7.2(a) and Section 7.3(a) in connection with a breach or alleged breach of a representation or warranty shall not exceed an aggregate amount equal to $4,000,000.

(b) Each party shall have a right to indemnification pursuant to this Article VII for any Losses incurred as the result of any common law fraud or intentional misrepresentation by any other party or any officer or director (or similarly situated person) of such other party without regard to the limitations set forth in Section 7.1 or Section 7.5(a).

Section 7.6. Certain Procedures for Indemnification.

(a) If any Person entitled to indemnification under this Agreement (an “Indemnified Party”) asserts a claim for indemnification, or receives notice of the assertion of any claim or of the commencement of any Action by any Person not a party to this Agreement against such Indemnified Party, for which a party to this Agreement is required to provide indemnification under this Article VII (an “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the claim or the commencement of that Action; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party, except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend such Action.

(b) With respect to third party claims for which indemnification is claimed hereunder, (i) the Indemnifying Party shall be entitled to participate in the defense of any such claim, and (ii) if, in the reasonable judgment of the Indemnified Party, such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and commits to diligently and vigorously conduct such defense, and the Indemnifying Party admits that this indemnity fully covers the claim or litigation, then the Indemnifying Party shall be entitled (A) to direct the defense of any claim at its sole cost and expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party, and (B) to settle and compromise any such claim or Action for money damages alone; provided, however, that if the Indemnified Party has elected to be represented by separate counsel pursuant to the proviso below, or if such settlement or compromise does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or Action, such settlement or compromise shall be effected only with the written consent of the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or Action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 7.6 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or of assistance as contemplated by this Section 7.6; provided, however, that if, in the reasonable opinion of the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel due to actual or potential conflicts of interest, the Indemnified Party shall have the right to employ counsel to represent it and in that event the fees and expenses of such separate counsel shall be paid by the Indemnifying Party; provided further, that in no event shall the Indemnifying Party be responsible for the fees of more than one law firm for the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Action.

Section 7.7. Source of Recourse. Notwithstanding any provision of this Agreement to the contrary, Buyer’s sole source of recovery in respect of any indemnification pursuant to Section 7.2(a) shall be to a return of such amount of the Preferred Shares and/or the Conversion Shares to the extent any portion of the Preferred Shares have been converted into Conversion Shares having a value equal to or approximately equal to (rounding up such that there are no fractional shares) the amount of Losses for which Buyer asserts a claim pursuant to Section 7.2(a) and upon either resolution of a claim asserted under Section 7.2(a) in favor of Buyer or acknowledgement of the validity, or the lack of any dispute, of all or a part of such claim by the Seller Parties, Seller Parent shall surrender all claim, right and title to such amount of and shall immediately deliver such amount of Preferred Shares and/or Conversion Shares to Buyer. For the purposes of determining such number of shares that shall be returned to Buyer pursuant to the immediately preceding sentence, the Preferred Shares shall be valued on an as-converted basis and with each corresponding Conversion Share being deemed to have a value equal to $0.8286. The transfer restrictions imposed by Section 5.5 with respect to any Preferred Shares and/or Conversion Shares subject to return pursuant to this Section 7.7 shall be extended past June 30, 2011, pending final resolution of any claim asserted pursuant to Section 7.2(a) prior to June 30, 2011. Where such number of the Preferred Shares do not provide for increments that equal exactly the amount of Losses for which Buyer is asserting a claim under Section 7.2(a), then Seller Parent shall retain the minimum number of shares with a value greater than the amount of such Losses, pending final resolution of such claim.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Termination. This Agreement may be terminated at any time prior to Closing as follows:

(a) by mutual agreement of Buyer and Seller Parent;

(b) by either Buyer or Seller Parent if (i) there is in effect any Applicable Law that prohibits or prevents Closing in such a manner that would have a material impact on the transactions contemplated by this Agreement or any Related Document or (ii) Closing would violate any non-appealable final order, decree or judgment of any Governmental Authority having competent jurisdiction that would have a material impact on the transactions contemplated by this Agreement or any Related Document;

(c) by Seller Parent if, in the event that Buyer materially breaches or fails to perform any representation, warranty, covenant or agreement set forth herein and such breach or failure is incurable or is not cured within ten days after written notice thereof (provided that no Seller Party is then in breach of any representation, warranty, covenant or agreement contained herein);

(d) by Buyer if, in the event that a Seller Party materially breaches or fails to perform any representation, warranty, covenant or agreement set forth herein and such breach or failure is incurable or is not cured within ten days after written notice thereof (provided that Buyer is not then in breach of any representation, warranty, covenant or agreement contained herein);

(e) by either Buyer or Seller Parent, by giving written notice of such termination to the other parties, if Closing has not occurred prior to March 31, 2011; provided, however, that the failure of such Closing to occur is not attributable to the terminating party’s breach of its obligations under this Agreement (or in the case Seller Parent seeks to terminate, Seller’s breach);

(f) by either Buyer or Seller Parent, if the Buyer Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any adjournment thereof; provided that neither party shall be permitted to terminate this Agreement pursuant to this Section 8.1(f) if the failure to obtain the Buyer Shareholder Approval is attributable to the terminating party’s breach of its obligations under this Agreement (or in the case Seller Parent seeks to terminate, Seller’s breach);

(g) by either Buyer or Seller Parent, if the Seller Shareholder Approval shall not have been obtained; provided that neither party shall be permitted to terminate this Agreement pursuant to this Section 8.1(g) if the failure to obtain the Seller Shareholder Approval is attributable to the terminating party’s breach of its obligations under this Agreement (or in the case Seller Parent seeks to terminate, Seller’s breach).

In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement will thereupon become void and have no effect, and no party will have any liability to any other party or their respective Affiliates, directors, officers or employees, except for the obligations of the parties contained in this Section 8.1 and in Section 5.3(a) (last sentence only), Section 5.4 (Confidentiality) (except for subclause (d)), Section 5.8 (Press Releases and Public Announcements), Section 5.10 (Expenses), Section 8.2 (Governing Law; Jurisdiction; Venue; Service of Process), Section 8.3 (Notices) and Section 8.10 (Entire Agreement) (and any related definitional provisions set forth in Article I), and except that nothing in this Section 8.1 will relieve any party from liability for any breach of this Agreement that arose prior to such termination, for which liability the provisions of Article VII will remain in effect in accordance with the provisions and limitations thereof.

Section 8.2. Governing Law; Jurisdiction; Venue; Service Of Process.

(a) Governing Law. Construction and interpretation of this Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Applicable Law of another jurisdiction.

(b) Jurisdiction; Venue; Service Of Process. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any Action (other than appeals therefrom) arising out of or relating to this Agreement or the Related Documents or otherwise in connection with the transactions contemplated hereby and thereby, and agree not to commence any Action, (other than appeals therefrom) related thereto except in such courts. The parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any Action (other than appeals therefrom) arising out of or relating to this Agreement or the Related Documents or otherwise in connection with the transactions contemplated hereby and thereby in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any Action brought against it under this Agreement in any such court.

Section 8.3. Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in written form, and shall be deemed delivered (a) on the date of delivery when delivered by hand on a Business Day, (b) on the Business Day designated for delivery if sent by reputable overnight courier maintaining records of receipt and (c) on the date of transmission when sent by facsimile, electronic mail or other electronic transmission during normal business hours on a Business Day, with confirmation of transmission by the transmitting equipment; provided, however, that any such communication delivered by facsimile or other electronic transmission shall only be effective if within two Business Days of such transmission such communication is also delivered by hand or deposited with a reputable overnight courier maintaining records of receipt for delivery on the Business Day immediately succeeding such day of deposit. All such communications shall be addressed to the parties at the address set forth as follows, or at such other address as a party may designate upon 10 days’ prior written notice to the other party.

If to Buyer, to:

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

Facsimile:

Attention: Daniel Gold, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Facsimile: (212) 309-6001

Attention: Steven A. Navarro

If to the Seller Parties to:

Novogen Limited

140 Wicks Road

North Ryde, NSW, Australia

Facsimile:612 9878 0055

Attention: The Chairman

with a copy (which shall not constitute notice) to:

Corrs Chambers Westgarth

Level 32

Governor Phillip Tower

1 Farrer Place

Sydney NSW, Australia 2000

Postal Address:

GPO Box 9925

Sydney NSW, Australia 2001

Facsimile: 612 9210 6111

Attention: Andrew Lumsden

Section 8.4. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the provisions of Article VII, this Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

Section 8.5. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent or approval required by, this Agreement, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the party against whom enforcement of any such modification, amendment, waiver, consent or approval is sought. Such modification, amendment, waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. Neither the failure of either party to enforce, nor the delay of either party in enforcing, any condition or part of this Agreement at any time shall be construed as a waiver of that condition or part or forfeit any rights to future enforcement thereof. No action taken pursuant to this Agreement, including any investigation by or on behalf of either party hereto, shall be deemed to constitute a waiver by the party taking action of compliance by the other party with any representation, warranty, covenant, agreement or obligation contained herein.

Section 8.6. Cumulative Rights. Except as expressly provided herein, the various rights under this Agreement shall be construed as cumulative, and no one of them is exclusive of any other or exclusive of any rights allowed by Applicable Law.

Section 8.7. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE RELATED DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

Section 8.8. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party hereto (including in connection with a merger, sale of substantially all of the assets of such party or otherwise by operation of Applicable Law) without the prior written consent of the other party hereto; provided, however, that Buyer may assign some or all of its rights and obligations under this Agreement to any of its Affiliates or in connection with a merger, sale of substantially all of Buyer’s assets or otherwise by operation of Applicable Law without the prior written consent of any Seller Party. Any attempted assignment in violation of this Section 8.8 shall be null and void.

Section 8.9. Enforceability; Severability. Without limitation to Section 5.3, (a) if any covenant or provision hereof is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision hereof if the rights and obligations of a party hereto will not be materially and adversely affected, each of which is hereby declared to be separate and distinct, (b) if any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and (c) if any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the parties hereto agree to modify the offending provision so as to maintain the essential benefits of the bargain (including the rights and obligations hereunder) between the parties to the maximum extent possible, consistent with Applicable Law and public policy.

Section 8.10. Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Related Documents and the other agreements, certificates and documents delivered in connection herewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties with respect to the subject matter hereof.

Section 8.11. Dispute Resolution.

(a) All claims, disputes and controversies arising out of or in any way related to this Agreement or any of the Related Documents (any such claim, dispute or controversy being hereinafter referred to as a “Dispute”) shall be negotiated in good faith between one or more senior officers of Buyer, on the one hand, and Seller Parent, on the other, to resolve fully such Dispute. Such negotiations shall commence no later than ten (10) days after service of a notice of a Dispute. If Buyer and Seller Parent are unable to resolve fully any Dispute in the foregoing manner within 30 days of first engaging in such negotiation, then any remaining disagreements with respect to such Dispute shall be resolved by submission to binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to the Commercial Arbitration Rules of the American Arbitration Association in effect as of the time that the Dispute is submitted to the AAA for resolution (“AAA Rules”) and in the manner set forth in this Section 8.11 with respect to such arbitration.

(b) Arbitration hearings will be held in New York, New York and judgment entered on any final decision and award may be entered by any federal or state court in the State of New York and any other court having jurisdiction.

(c) Any arbitration held and conducted under this Section 8.11 of the Agreement shall be before a single arbitrator. Unless the parties agree otherwise, any arbitrator selected under this clause (c) to review the Dispute shall be an expert on the subject matter at issue in the Dispute. The arbitrator shall not have any past or present relationship with Buyer,

Seller Parent, Seller or their respective Affiliates of a nature that could affect the arbitrator’s ability to impartially resolve the Dispute, and shall provide the parties with a signed statement to that effect upon selection as an arbitrator. The parties shall use their reasonable best efforts to select an arbitrator within ten (10) Business Days following the decision to seek arbitration. If the parties are unable to agree within such time, AAA will provide a list of three available experts and each party may strike one. The remaining expert (or if there are two, the one selected by AAA) will serve as the arbitrator. The parties shall complete the selection of the arbitrator no later than thirty (30) days after service of a notice of a Dispute service of the demand. The arbitrator shall have no power or authority to add to, detract from, or in any way change the terms of the Agreement or any Related Documents as drafted, but rather shall only have power and authority to interpret and apply the terms of the Agreement or any Related Document as drafted and executed by the parties. At the conclusion of the hearing on any Dispute submitted to arbitration pursuant to this Section 8.11 of the Agreement, the parties shall jointly instruct the arbitrator to prepare and provide to the parties a written award and decision, setting forth the remedy decided and the factual and legal reasons for the award and decision.

(d) The arbitration hearing shall take place within forty-five (45) days following selection of the arbitrator. The parties shall use reasonable best efforts to complete the arbitration hearing within ten (10) Business Days.

(e) Within fifteen (15) days following completion of the arbitration hearing, the arbitrator shall issue a written decision and award. Any such decision and award shall be final and binding to the fullest extent permitted by Applicable Law, and the parties expressly recognize and agree that no party will seek judicial review of any arbitrator’s award and decision.

(f) The costs of any arbitration proceedings conducted under this Section 8.11 of the Agreement shall be shared equally by the parties to the extent permitted by Applicable Law, and the prevailing party in any such proceedings (as determined by the arbitrator or on appeal) shall be entitled to an award that includes reimbursement for its share of the costs of AAA, the costs for the arbitrator and the costs of any appeal, to the extent permitted by Applicable Law.

(g) Any such arbitration conducted under this Section 8.11 of the Agreement shall be private and confidential between the parties, to the fullest extent permitted under all applicable laws and under the AAA Rules. The parties, as well as all other persons or entities participating in the arbitration proceedings, shall agree in writing to maintain strict confidentiality with regard to the arbitration proceedings.

Section 8.12. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Name: Daniel P. Gold
Title: President and Chief Executive Officer

NOVOGEN LIMITED

By:	/s/ William D. Rueckert
Name: William D. Rueckert
Title: Director

By:	/s/ Ronald Lea Erratt
Name: Ronald Lea Erratt
Title: Company Secretary

NOVOGEN RESEARCH PTY LIMITED

By:	/s/ William D. Rueckert
Name: William D. Rueckert
Title: Director

By:	/s/ Ronald Lea Erratt
Name: Ronald Lea Erratt
Title: Company Secretary

Signature Page to Asset Purchase Agreement

Exhibit A

FORM OF CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

MARSHALL EDWARDS, INC.

[Date]

pursuant to the General Corporation Law of the State of Delaware

The undersigned, Daniel Gold, hereby certifies that:

1. He is the Chief Executive Officer of Marshall Edwards, Inc., a Delaware corporation (the “Company”).

2. The Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”) fixes the total number of shares of all classes of preferred stock that the Company shall have the authority to issue at one hundred thousand (100,000) shares of preferred stock, par value $.01 per share, none of which have been issued.

3. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

4. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on December     , adopted resolutions (a) authorizing the issuance and sale of up to 1,000 shares of the Company’s preferred stock, (b) approving the form of the Certificate of Designation of Series A Convertible Preferred Stock establishing the number of shares to be included in such series of preferred stock and fixing the designation, powers, preferences and rights of the shares of the Series A Convertible Preferred Stock and the qualifications, limitations or restrictions thereof as set forth below, and (c) authorizing and directing the Chief Executive Office to prepare, execute and file this Certificate of Designation of Series A Convertible Preferred Stock in accordance with the foregoing resolutions and the provision of Delaware law:

Section 1. Designation.

The designation of the series of preferred stock shall be “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”). Each share of Convertible Preferred Stock shall be identical in all respects to every other share of Convertible Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 1,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Convertible Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Convertible Preferred Stock.

Section 3. Definitions. As used herein with respect to Convertible Preferred Stock:

“Board of Directors” has the meaning set forth in the recitals above.

“Business Day” means any day excluding Saturdays, Sundays and any day that is a legal holiday under the laws of the United States or that is a day on which banking institutions located in New York, New York are authorized or required by Applicable Law or other governmental action to close.

“Change in Control” means the occurrence of any one of the following events: (1) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holder representing 50% or more of the combined voting power of the Holder’s then-outstanding securities eligible to vote for the election of the Holder’s directors; (2) the consummation of a merger, statutory share exchange or similar form of corporate transaction involving the Holder, or (3) the stockholders of the Holder approve a plan of complete liquidation or dissolution of the Holder or a sale of all or substantially all of the Holder’s assets.

“Closing Price” of the Common Stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.

“Common Stock” means the common stock of the Company, par value $0.00000002 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Conversion Date” has the meaning set forth in Section 5(d).

“Conversion Milestone” means that a Phase II clinical trial involving the Company’s isoflavone technology has achieved a statistically significant result (p=0.05 or less) or a first patient is enrolled in a Phase III clinical trial involving the Company’s isoflavone technology, whichever is the earlier.

“Conversion Time” has the meaning set forth in Section 5(d).

“Convertible Preferred Stock” has the meaning set forth in Section 1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

“Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Trading Day” means a day on which any securities exchange on which the Common Stock is traded is open for trading.

“Transfer” has the meaning set forth in Section 5(j).

Section 4A. Liquidation Preference.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A will be entitled to such amount they would receive if the Series A had been converted into Common Stock as of the date before the record date for determining stockholders entitled to receive a distribution in the liquidation.

Section 4. Dividends.

The Holders of the Convertible Preferred Stock shall not be entitled to receive, for each share of Convertible Preferred Stock held by them, any dividend or other similar distributions, except in the event the Board of Directors or any duly authorized committee thereof declares and duly adopts such resolutions authorizing a special dividend or distribution on any shares of Convertible Preferred Stock.

Section 5. Conversion.

The Holders of the Convertible Preferred Stock shall have the following conversion rights:

(a) Option to Convert. Subject to Section 5(b), each share of Convertible Preferred Stock shall be convertible, at the option of the Holder thereof, at any time and without the payment of additional consideration by the Holder thereof, into 4,827 shares of fully paid and nonassessable shares of Common Stock, plus cash in lieu of any fractional shares.

(b) Conversion Milestone. Upon achievement of the Conversion Milestone, each share of Convertible Preferred Stock, not previously converted pursuant to Section 5(a), shall be convertible, at the option of the Holder thereof, at any time and without the payment of additional consideration by the Holder thereof, into 9,654 shares of fully paid and nonassessable shares of Common Stock, plus cash in lieu of any fractional shares.

(c) Accelerated Conversion. Upon the earlier of (i) the fifth anniversary of the issuance of the Convertible Preferred Stock and (ii) a Change in Control, all unconverted shares of Convertible Preferred Stock outstanding shall automatically convert into shares of Common Stock in accordance with the applicable conversion ratio set forth in either Section 5(a) or 5(b).

(d) Mechanics of Conversion. To convert shares of Convertible Preferred Stock into shares of Common Stock, a Holder shall surrender such Holder’s certificate of such shares of Convertible Preferred Stock (or if such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of such loss, theft or destruction), together with written notice that such Holder elects to convert all or any number of the shares of Convertible Preferred Stock represented by such certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered

Holder or such Holder’s attorney duly authorized in writing. The date of receipt by the Company of such certificates (or lost certificate affidavit and agreement) and notice shall be the date of conversion (the “Conversion Date”) and the close of business on the Conversion Date shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the Conversion Date. The Company shall, within three (3) Trading Days after the Conversion Date, (A) issue and deliver to the Holder or such Holder’s nominee a certificate or certificates for the full number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number of shares, if any, of Convertible Preferred Stock represented by the surrendered certificate (or lost certificate affidavit and agreement) that were not converted into Common Stock, (B) pay cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and (C) pay all declared but unpaid dividends on the shares of Convertible Preferred Stock converted.

(e) Status of Convertible Preferred Stock after Conversion Time. Effective immediately after the Conversion Time, such shares of Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof (if any).

(f) Rights Prior to Conversion. Prior to the Conversion Date, shares of Common Stock or other securities issuable upon conversion of any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Convertible Preferred Stock.

(g) The Company will at all times reserve and keep available all of the authorized but unissued Common Stock or out of the Common Stock held in treasure, for the purposes of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then issuable on the conversion of all outstanding shares of series A Preferred Stock.

(h) Reacquired Shares. Shares of Convertible Preferred Stock duly converted in accordance with this Certificate of Designation, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Convertible Preferred Stock, but not to an amount less than the number of shares of Convertible Preferred Stock outstanding.

(i) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(j) Fractional Shares. No fractional shares of Common Stock will be issued to holders of the Convertible Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Convertible Preferred Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(k) Transfer Restriction. Without the prior written consent of the Company, the Holder shall not directly or indirectly (i) transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any share of Convertible Preferred Stock or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any share of Convertible Preferred Stock (the actions referred to in clauses (i) and (ii), each a “Transfer”). Until June 30, 2011, without the prior written consent of the Company, the Holder shall not directly or indirectly Transfer any shares of Common Stock issued to it upon conversion of the Convertible Preferred Stock.

Section 6. Notice of Record Date.

In the event the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or capital stock of any class or any other securities, or to receive any other security, then the Company will send or cause to be sent to the Holders of the Convertible Preferred Stock a notice specifying the Record Date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right. Such notice shall be sent at least 20 days prior to the Record Date.

Section 7. No Voting Rights.

The Holders of Convertible Preferred Stock shall not be entitled to vote any shares of Convertible Preferred Stock.

Section 8. Preemption.

The Holders shall not have any rights of preemption, except as the Company may otherwise agree in writing.

Section 9. Unissued or Reacquired Shares.

Shares of Convertible Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 10. Delivery of Common Stock.

(a) Use of Acquired Shares. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(b) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) Listing. The Company hereby covenants and agrees that, if on the Conversion Date the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed the shares of Common Stock issued upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 11. Replacement Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company or its transfer agent, if any, for the Convertible Preferred Stock. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company or its transfer agent, if any, for the Convertible Preferred Stock of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any reasonable indemnity that may be required by such transfer agent and the Company.

Section 12. Transfer Taxes.

The Holder shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities.

Section 13. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (a) if to the Company, to its office at 11975 El Comino Road, Suite 101, San Diego, California 92130 (Attention: Corporate Secretary) or (b) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Company’s transfer agent) or (c) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 14. Certain Adjustments for Stock Dividends and Stock Splits.

If the Company, at any time while the Convertible Preferred Stock is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of any shares of the Convertible Preferred Stock), (b) subdivides outstanding shares of Common Stock into a larger number of shares, or (c) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the number of shares of Common Stock that the Convertible Preferred Stock is convertible into pursuant to Section 5(a) or 5(b) (as applicable) shall be multiplied by the number or fraction resulting from dividing (i) the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event by (i) the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event. Any adjustment made pursuant to this Section 14 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

Section 15. No Impairment.

The Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation.

[Signature page follows.]

IN WITNESS WHEREOF, this Certificate of Designation has been executed by the undersigned as of the date first written above.

Name: Daniel P. Gold
Title: President and Chief Executive Officer